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                                                                 EXHIBIT 23.7(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, except for Note 2, as to which the date is March 27, 2001, with respect to the consolidated financial statements of rStar Corporation (formerly known as ZapMe! Corporation) included in the registration statement (Amendment 3 to Form F-4) and related prospectus of Gilat Satellite Networks Ltd.

                                                           /s/ Ernst & Young LLP

Walnut Creek, California
February 13, 2002